To  the  Board  of  Directors
Rubber Technology International, Inc.  and  Subsidiaries (the "Company")


We hereby consent to the incorporation by reference in the Company's previously filed Registration Statements on Form S-8 of our report dated February 22, 2001 appearing in the Company's Annual Report on Form 10-KSB for the year ended November 30, 2000.



                                       /s/ John P. Semmens
                                        JOHN P. SEMMENS CPA

Dana Point, California
February 28, 2001